CONSULTING AGREEMENT

The following represents the Consulting Agreement (the "Agreement") between Chad Coy, 3722 South Reed, Kokomo, Indiana, 46902 (the "Consultant") and M.D. Labs, Inc., 1719 West University Drive, Suite 187, Tempe, Arizona, 85281 (the "Company").

1. Consulting Services to be Performed:
---------------------------------------

The Consultant will conduct various research and development projects and tasks for the Company, including but not limited to developing and targeting new health food supplement products, primarily herbal, amino acid, and hormonal products, which could reasonably and cohesively be integrated into the Company's existing or proposed product lines. In any event, the Consultant will only be asked to perform such consulting work in areas of his expertise. Additionally, the Consultant will aid the Company in sourcing suppliers of the raw materials required for the production, and if necessary the sub-contracting of the manufacturing of the products developed and sourced. The Consultant will perform various research projects for the Company, as directed by Company officers, and the Consultant will perform a minimum of forty (40) hours of research and development work per month for the Company, either as directed by the Company or self directed.

In the course of providing the Company with the research and development services, the Consultant will also attempt to source potential operating company and product line acquisitions ("Acquisition(s)") for the Company. The Consultant agrees that he is not entitled to any commissions or finder's fees associated with any such Acquisition services. However, the Company reserves the right, in its sole discretion, to pay the Consultant a commission for any Acquisitions sourced by the Consultant without establishing precedence for required Company commission payments for any subsequent Acquisitions sourced by the Consultant.

2. Compensation and Duration of Agreement:
------------------------------------------

The Company will pay the Consultant one thousand five hundered dollars ($1,500) per month for performing the aforementioned consulting services. The Consultant agrees that he is not entitled to any royalty or commission payments upon the Company's sale of any products developed or sourced by the Consultant, unless a separate royalty or commission agreement is prepared in writing and executed by both the Consultant and the Company. The Consultant will obtain prior written approval from a Company officer for all expenses for which the Consultant desires reimbursement.

The terms of this Agreement are for six (6) months from October 1, 1996, and can be renewable for an additional six (6) months at the sole discretion of the Company provided that both the Consultant and the Company execute such an extension agreement.

3. Product and Property Ownership:
----------------------------------

All research and development of any products, trade names, trade marks, and any other tangible or intellectual property developed by the Consultant either independent of the Company or in conjunction with Company personnel, prepared during the period(s) covered by this Agreement are the property of the Company and not the Consultant. The Consultant will work with the Company to assure that all research and development work is not obtained or utilized by any individual or entity not a party to this
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Agreement,  and will further aid the Company in obtaining legal ownership of all products, trade names, trade marks, and any other tangible or intellectual property developed by the Consultant.

4. Non-Compete and Confidentiality of Information:
--------------------------------------------------

The Consultant agrees not to compete in any manner with the Company, including any competition through any Consultant affiliated or related entity for the duration of this Agreement and for six (6) months following the termination of the Agreement. The Consultant further agrees that he will maintain all information about the Company and all research work performed by the Consultant in the strictest of confidence.

The Consultant acknowledges that the Company is in the latter stages of becoming a publicly traded company, and that the Company will become subject to numerous laws imposed by the Securities and Exchange Commission, and that the Consultant may become privy to confidential Company information. Any such confidential "insider information" is to also be held in the strictest confidence, and no trades of the Company's securities are to be executed by the Consultant based on any such Company "inside information" and that Consultant will be held solely responsible for any disclosure of Company "inside information" and any illegal security trades executed based on the Consultant's disclosure or utilization of such information.

5. Potential for Extended Relationship:
---------------------------------------

Should this Agreement prove to be mutually advantageous to both the Consultant and the Company, the company desires to extend the scope and services of this Agreement, possibly allowing the Consultant to become a full-time employee of the Company. Any such changes to this Agreement to that effect must be in writing and executed by both the Consultant and the Company.

6. Purchases of Company Product:
--------------------------------

The Consultant will be entitled to purchase for retail resale purposes at Powerhouse Gym in Indiana, any and all Company products at Company cost plus postage, for the duration of this Agreement and during the six (6) month non-compete period. The Consultant agrees to be practical and reasonable regarding the purchase of Company products at cost, only ordering those products actually required.

7. Severability:
----------------

If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such finding shall not effect the enforceability of any other provision(s) herein.

8. Governing Law and Venue:
---------------------------

This Agreement shall be interpreted in accordance with the laws of the State of Arizona, and any actions brought relating to this Agreement shall lie only in the courts of competent jurisdiction located in Maricopa County, Arizona.
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9. Consideration:
-----------------

It is expressly understood and agreed that this document sets forth the entire consideration for this Agreement, and that said consideration for this Agreement is contractual and not mere recital.

10. Entire Agreement:
---------------------

This Agreement embodies, merges and integrates all prior and current agreements and understandings of the parties hereto, and may not be modified, clarified, changed or amended, except in writing signed by each and every one of the signatories hereto, or their authorized representatives. There are no oral agreements between the parties.

11. Construction:
-----------------

This Agreement is a negotiated agreement and any documents delivered pursuant hereto shall be construed without regard to the identity of the persons who drafted the various provisions thereof. Every provision of this Agreement and such other documents, if any, shall be construed as though all parties participated equally in the drafting thereof. Any legal rule of construction that a document is to be construed against the drafting party shall not be applicable and is expressly waived.

12. Captions:
-------------

The captions used in this Agreement are inserted for convenience only and shall not affect the meaning or construction of this Agreement.

Agreed and accepted to this 10th day of October, 1996

For the Consultant:
-------------------

Chad Coy
--------------------------------------------
Name (Print)

/s/ Chad Coy
--------------------------------------------
Signature

For the Company:

Bradley A. Denton
-------------------------------------------
Name (Print)

/s/ Bradley A. Denton
-------------------------------------------
Signature

C.F.O.
-------------------------------------------
Title
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